UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2022

Chicago Atlantic Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-41123	86-3125132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

420 N. Wabash Avenue, Suite 500, Chicago, Illinois 60611

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (312) 809-7002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	REFI	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2022, Chicago Atlantic Lincoln, LLC (“CAL”), a Delaware limited liability company and a wholly-owned financing subsidiary of Chicago Atlantic Real Estate Finance, Inc. (the “Company”), entered into a Third Amended and Restated Loan and Security Agreement (the “Third Amended and Restated LSA”) by and among CAL and other borrowers from time to time party thereto, as the borrower (the “Borrowers”), and the various financial institutions party thereto, as lenders (the “Lenders”) related to a secured revolving credit facility (the “Revolving Loan”).

The Third Amended and Restated LSA amends and restates the original Loan Agreement, dated February 12, 2021, which was previously amended and restated on December 16, 2021 and May 12, 2022, to provide for an increase in the aggregate commitment from $65 million to $92.5 million. No other material terms of the Loan Agreement were modified as a result of the execution of the Third Amended and Restated LSA.

The foregoing summary of the Third Amended and Restated LSA is qualified in its entirety by the full text of the Third Amended and Restated LSA filed as an exhibit to this report and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2022, the Company issued a press release announcing its financial results for the quarter ended September 30, 2022. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Except as set forth in Item 9.01 to this Current Report on Form 8-K, the information set forth under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or otherwise subject to the liabilities of that section. The information set forth under this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “1933 Act”), unless it is specifically incorporated by reference therein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this Current Report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 9, 2022, the Company disseminated a presentation to be used in connection with its conference call to discuss its financial results for the quarter ended September 30, 2022, which will be held on Wednesday, November 9, 2022 at 9:00 a.m. (eastern time). A copy of the presentation has been posted to the Company’s Investor Relations page of its website and is included herewith as Exhibit 99.2, and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the 1934 Act, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the 1933 Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

10.1*	Third Amended and Restated Loan and Security Agreement, dated as of November 7, 2022, among Chicago Atlantic Lincoln, LLC, Chicago Atlantic Real Estate Finance, Inc., the other Persons from time to time party thereto, as borrowers; and the financial institutions party thereto, as Lenders.
99.1**	Press release, dated November 9, 2022.
99.2	Third Quarter 2022 Earnings Supplemental Presentation, dated November 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.
**	The third bullet point under the heading “Investment Activity and Portfolio Performance” shall be deemed “filed,” not “furnished,” for purposes of Section 18 of the 1934 Act. The remainder of this press release attached hereto as Exhibit 99.1 is “furnished,” not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

Date: November 9, 2022	By:	/s/ Anthony Cappell
		Name:	Anthony Cappell
		Title:	Chief Executive Officer

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